UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported) March 4, 2016

FEDERAL HOME LOAN BANK OF BOSTON
(Exact name of registrant as specified in its charter)

Federally chartered corporation	000-51402	04-6002575
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

800 Boylston Street
Boston, MA 02199
(Address of principal executive offices, including zip code)
(617) 292-9600
(Registrant's telephone number, including area code)
Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
[ ]    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

2016 Executive Incentive Plan

On March 4, 2016, the Federal Home Loan Bank of Boston’s (the “Bank’s”) board of directors (the “Board”) approved a 2016 Executive Incentive Plan (the “EIP”), an incentive compensation plan for certain Bank officers, which is effective for fiscal year 2016. The Bank's principal executive officer, principal financial officer, and other named executive officers are participants in the EIP.

Named Executive Officers' Incentive Goals

As EIP participants, each named executive officer has an opportunity that combines short- and long-term incentives providing for bonuses based on performance over one- and three-year periods, calculated using weighted performance goals.

Short-Term Goals Under the EIP

The following table sets forth the short-term goals and related weighting for each of the named executive officers, excluding the executive vice president/chief risk officer.

Goal	Weight	Threshold	Target	Excess
Pre-assessment Core Return on Capital Stock(1), subject to risk limits(2)	25%	4.37%, as adjusted for interest rates(3)	4.85%, as adjusted for interest rates(3)	5.82%, as adjusted for interest rates(3)
New Business and Mission Goal	20%	$1.5 billion in new long-term advances disbursed	$2.75 billion in new long-term advances disbursed	$4 billion in new long-term advances disbursed
Insurance Advances Disbursements	15%	$500 million	$1 billion	$1.5 billion
Insurance Membership	10%	3 new members	5 new members	7 new members
Implement the Helping to House New England Initiative	10%	Announce the initiative by January 15, 2016 and disburse 50% of allocated subsidy by December 31, 2016	Achieve threshold criteria, plus disburse 75% of allocated subsidy by December 31, 2016	Achieve target criteria, plus disburse 100% of allocated subsidy by December 31, 2016
Implement the Jobs for New England Initiative	10%	Announce the initiative by January 15, 2016 and disburse 50% of allocated subsidy by December 31, 2016	Achieve threshold criteria, plus disburse 75% of allocated subsidy by December 31, 2016	Achieve target criteria, plus disburse 100% of allocated subsidy by December 31, 2016
Individual, Bankwide or Department-Specific Initiatives	10%	As documented by manager	As documented by manager	As documented by manager
______________________________________________________________________________
(1) “Pre-assessment, Pre-OTTI Core Return on Capital Stock” means A divided by B. “A” is net income for fiscal year 2016 reported in accordance with United States Generally Accepted Accounting

Principles excluding the effects of prepayment fees in excess of certain historical prepayment fees, certain net fair-value adjustments based on unrealized gains and losses from hedging activities and trading securities, debt retirement costs in excess of certain historical debt retirement costs, the credit portion of losses attributable to the other-than-temporary-impairment of investment securities, income due to increased accretable yields of investment securities for which we had previously recognized other-than-temporary impairment credit losses, required assessments in connection with the Bank's Affordable Housing Program, subsidy amounts expensed through the Helping to House New England and Jobs for New England initiatives, and income arising from Bank litigation based on certain of its investment securities. “B” is the Bank’s average daily outstanding balance of capital stock (including mandatorily redeemable capital stock).
(2) Achievement of the goal is subject to compliance with the Bank's value at risk and duration of equity limits for at least ten of the 12 months of the year. If this requirement is not met, the Board may use its discretion to reduce or eliminate payouts for this goal.
(3) Each of the performance levels will be adjusted up or down by one basis point for every basis point by which the average daily federal funds rate is greater or less than the 0.67% rate assumed in an internal Bank forecast.

The following table sets forth the short-term goals and related weighting for the executive vice president/chief risk officer.

Goal	Weight	Threshold	Target	Excess
Bankwide Enterprise Risk Management initiatives	35%	As set forth in Appendix A to the EIP	As set forth in Appendix A to the EIP	As set forth in Appendix A to the EIP
Remediation of 2015 Report of Examination Matters Requiring Attention (“MRAs”) and recommendations	15%	Clear all MRAs and 66% of the recommendations	Clear all MRAs and recommendations	Achieve target criteria plus receive 3 or fewer MRAs on the 2016 regulatory examination
Pre-assessment Core Return on Capital Stock, subject to risk limits(1)	20%	4.37%, as adjusted for interest rates(2)	4.85%, as adjusted for interest rates(2)	5.82%, as adjusted for interest rates(2)
Implement the Helping to House New England Initiative	10%	Announce the initiative by January 15, 2016 and disburse 50% of allocated subsidy by December 31, 2016	Achieve threshold criteria, plus disburse 75% of allocated subsidy by December 31, 2016	Achieve target criteria, plus disburse 100% of allocated subsidy by December 31, 2016
Implement the Jobs for New England Initiative	10%	Announce the initiative by January 15, 2016 and disburse 50% of allocated subsidy by December 31, 2016	Achieve threshold criteria, plus disburse 75% of allocated subsidy by December 31, 2016	Achieve target criteria, plus disburse 100% of allocated subsidy by December 31, 2016
Individual, Bankwide or Department Specific Initiatives	10%	As documented by manager	As documented by manager	As documented by manager
_____________________________________________________________________________
(1) Achievement of the goal is subject to compliance with the Bank's value at risk and duration of equity limits for at least ten of the 12 months of the year. If this requirement is not met, the Board may use its discretion to reduce or eliminate payouts for this goal.

(2)  Each of the performance levels will be adjusted up or down by one basis point for every basis point by which the average daily federal funds rate is greater or less than the 0.67% rate assumed in an internal Bank forecast.

Long-Term Goals Under the EIP

The EIP includes two long-term goals. One is a long-term goal based on the Bank's average annual Pre-assessment Core Return on Capital Stock over the period from January 1, 2016 until December 31, 2018. This goal is weighted at 67% in determining the long-term incentive award. The following table sets forth the goal’s criteria.

	Threshold	Target	Excess
Average Annual Pre-assessment Core Return on Capital Stock from January 1, 2016, until December 31, 2018	4.18%(1)	5.23%(1)	6.27%(1)
_________________________________________________________________________________
(1) Each of the performance levels will be adjusted up or down by 0.8 basis points for every basis point by which the average daily federal funds rate is greater or less than the 1.15% rate assumed in an internal Bank forecast.

The second long-term goal is based on the achievement of targeted regulatory goals by December 31, 2018. This goal is weighted at 33% in determining the long-term incentive award.

Named Executive Officers' Incentive Award Opportunities Under the EIP

Named executive officers are assigned an incentive award opportunity that combines short- and long-term incentives and is expressed in the following table as a percentage of the participant's 2016 base salary at December 31, 2016.

	Combined Short- and Long-Term Incentive Opportunity as a Percent of Base Salary(1)
	Threshold	Target	Excess
President	50.00%	75.00%	100.00%
All Other Named Executive Officers	30.00%	50.00%	70.00%
_________________________________________________________________________________
(1) The combined short- and long-term incentive paid under the EIP will not exceed 100% of the weighted average of the base salary of the participant for 2016, 2017 and 2018.

Each EIP participant's short-term goal achievement and resulting award will be determined based on results as of December 31, 2016. The EIP's short-term incentive opportunities for the named executive officers are set forth in the following table in each case expressed as percentage of the participant’s base salary at December 31, 2016.

	2016 Short-Term Incentive Opportunity
	Threshold	Target	Excess
President	25.00%	37.50%	50.00%
All Other Named Executive Officers	15.00%	25.00%	35.00%

Awards based on the short-term goals are subject to:

•
the requirement that the participant be in employment with the Bank on the short-term award payment date in March 2017, although participants who terminate employment by reason of death or disability or who are eligible to retire prior to that date may receive a pro-rata payment of the award in certain instances as detailed in the EIP; and

•	Board approval and non-objection of the Federal Housing Finance Agency, the Bank’s principal regulator (the “FHFA”), if required.

The remaining portion of the combined award is the target long-term incentive opportunity, with threshold and excess incentive opportunities tied to threshold and excess levels of achievement of the long-term goal, as set forth in the following table.

Long-Term Incentive Opportunities
	Threshold	Target	Excess
All Named Executive Officers	50% of the remaining 50% of the combined short- and long-term incentive opportunity	100% of the remaining 50% of the combined short- and long-term incentive opportunity	150% of the remaining 50% of the combined short- and long-term incentive opportunity

The receipt of awards based on the long-term goals is subject to:

•
the requirement that the participant be in employment with the Bank on the long-term award payment date in March 2019, although participants who terminate employment by reason of death or disability or who are eligible to retire prior to that date may receive payment of the award in certain instances as detailed in the EIP; and

•	Board approval and review and non-objection by the FHFA (to the extent required by the FHFA).

Additionally, at the discretion of the Board, long-term awards may be reduced (but not to a number that is less than zero) for all EIP participants or for an individual participant, as applicable, if, during calendar years 2017 and/or 2018, any of the following occur such that if it had occurred prior to the year-end 2016 calculations, it would have negatively impacted the goal results and reduced the associated payout calculation:

•
operational errors or omissions resulting in material revisions to the 2016 financial results, information submitted to the FHFA supporting the goal results or payout calculation, or other data used to determine the combined award at year-end 2016;

•
submission of significant information to the Securities and Exchange Commission, Office of Finance (the Bank’s agent for the issuing and servicing of debt), and/or FHFA materially beyond any deadline or applicable grace period, other than late submissions that are caused by Acts of God or other events beyond the reasonable control of the participants; or

•	failure by the Bank to make sufficient progress, as determined by the FHFA, in the timely remediation of examination and other supervisory findings relevant to the goal results or payout calculation.

EIP Administration

The EIP is administered by the Board’s Human Resources and Compensation Committee (the “Compensation Committee”), which has full power and binding authority to construe, interpret, and administer the EIP, and to adjust it for extraordinary circumstances. The Compensation Committee has the right at any time to amend, suspend, or terminate the EIP in whole or in part, for any reason, and without the consent of any EIP participant but will not do so without re-submission to the FHFA. Participants must receive a performance rating of “meets expectations” or better for fiscal year 2016 in order to be eligible to receive an EIP payout. Subject to certain limited exceptions in the case of termination of employment by reason of death or disability or in certain instances of retirement, an EIP participant whose employment terminates before the applicable award payment date will not be entitled to any award, except as otherwise determined by the Bank's president/chief executive officer, with the concurrence of the Compensation Committee, in its sole discretion and subject to the review of the FHFA, if required.

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The foregoing description of the EIP is qualified in its entirety by reference to a copy of the EIP included herein as Exhibit 99.1 to this Form 8-K.

The information being furnished pursuant to Item 5.02 of this Current Report on Form 8-K shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liability of that section, and shall not be incorporated by reference into any registration statement or other document filed under the Securities Act of 1933, as amended, or the Exchange Act, except as expressly set forth by specific reference in such filing.

Item 9.01 Financial Statements and Exhibits

(d)     Exhibit

Exhibit 99.1     2016 Executive Incentive Plan

Signature(s)
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:	March 10, 2016	Federal Home Loan Bank of Boston
By:/s/ Brian G. Donahue
Brian G. Donahue
Senior Vice President, Controller, and Chief Accounting Officer